Exhibit 10.1

                               Cecil Federal Bank

             Form of Supplemental Executive Retirement Plan ("SERP")

Table of Contents

Section 1 -      STATEMENT OF PURPOSE                                      2

SECTION 2 -      Definitions                                               2

SECTION 3 -      PLAN ADMINISTRATION                                       3

Section 4 -      Eligibility AND PARTICIPATION                             4

Section 5 -      RETIREMENT BENEFIT                                        4

Section 6 -      PRE-RETIREMENT SURVIVOR BENEFIT                           5

SECTION 7 -      DISABILITY BENEFIT AND AUTHORIZED LEAVE OF ABSENCE        5

Section 8 -      BANK-Owned Life Insurance  ("BOLI")                       5

Section 9 -      ADMINISTRATOR                                             6

Section 10 -     The ADMINISTRATOR's Consultant                            6

Section 11 -     Amendment                                                 7

section 12 -     Miscellaneous                                             7

SECTION 13 -     CONSTRUCTION                                              8




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Section 1 - Statement of Purpose

This Plan is designed and implemented for the purpose of providing to a limited group of key management or highly compensated employees of Cecil Federal Bank ("the Bank") who are largely responsible for the Bank's success the opportunity to receive supplemental executive retirement benefits, thereby increasing the incentive of such key employees to remain in the employ of the Bank and to make the Bank more profitable. Special payments shall be made to Participants upon retirement or death and are intended to provide Participants with additional financial security.

Section 2 - Definitions

2.1 "Accrued Benefit" means a Participant's normal retirement benefit, as described in Section 5.1 hereof, multiplied by a fraction, the numerator of which is the Participant's total number of Years of Service with the Bank at the time of determination, and the denominator of which is the aggregate number of Years of Service with the Bank the Participant would have accumulated at his or her Normal Retirement Date.

2.2 "Actuarial Equivalent" means, with respect to a given benefit, any other benefit provided under the terms of the Plan which has the same present or equivalent value on the date the given benefit payment commences, as determined by the Bank.

2.3 "Administrator" means the person(s) or entity designated by the Board to administer the Plan on behalf of the Bank.

2.4 "Bank" means Cecil Federal Bank, a federally chartered bank, including any subsidiaries, successors and assigns thereto.

2.5 "Beneficiary" means any person or persons designated by a Participant in writing on a form satisfactory to the Bank. In the absence of any living designated beneficiary, a deceased Participant's Beneficiary shall be the deceased Participant's then living spouse, if any, for his or her life; if none, or from and after such spouse's death, then the living children of the deceased Participant, if any, in equal shares, for their joint and survivor lives; and if none, or after their respective joint and survivor lives, the estate of the deceased Participant.

2.6 "Board" means the Board of Directors of the Bank, or any committee of such Board that is authorized to oversee, administer and amend the Plan.

2.7 "Designated Retirement Age" means the retirement age set forth in a Participant's Plan Participation Agreement.

2.8 "Disability" means a physical or mental condition of a Participant resulting from bodily injury, disease or mental disorder, which renders him or her incapable of continuing his or her usual and customary employment with the Bank. The Disability of a Participant shall be determined by a licensed physician selected by the Bank.

2.9 "Early Retirement Date" means the date on which a Participant attains age fifty-five (55), with ten (10) years of Participation in the Plan.

2.10     "Effective Date" means July 1, 2003.

2.11      "Employee" means an employee of the Bank or subsidiary.

2.12 "Employer" means the Bank and any successors that shall maintain this Plan. The Employer is a corporation, with principal offices in the State of Maryland.

2.13 "High Recognized Compensation" means the average of the Employee's highest five consecutive years' Recognized Compensation.

2.14 "Normal Retirement Date" means the date on which a Participant attains his or her Designated Retirement Age with at least ten (10) years of Participation in the Plan.

2.15 "Participant" means an Employee selected by the Board for participation in the Plan in accordance with Section 4 hereof, and who has not for any reason become ineligible to participate further in this Plan. An individual shall be deemed to continue as a Participant until all benefits payable to the Participant under this Plan have been distributed.

2.16 "Plan" means the Cecil Federal Bank Supplemental Executive Retirement Plan ("SERP") as contained in this document, including all amendments thereto.

2.17 "Plan Participation Agreement" means a written agreement between a Participant and the Bank in substantially the form attached hereto as Exhibit A.

2.18 "Plan Year" means the twelve month period commencing on January 1st of each year and ending the following December 31st. The initial Plan Year shall be July 1 through December 31, 2003.

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2.19 "Recognized Compensation" means the total compensation for the year to which a Participant is entitled.

2.20 "Year of Service" means a period of twelve consecutive months during which a Participant is employed by the Bank. Unless otherwise provided in his or her Plan Participation Agreement, in determining a Participant's Years of Service, he or she shall receive credit for service from and after his or her most recent employment commencement date.

Section 3 - Plan Administration

3.1 Powers and duties of the Administrator. The Employer shall appoint the Plan Administrator, who shall administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

         (a) The discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

         (b) To compute and make determinations with respect to the amount of benefits to which any Participant shall be entitled hereunder;

         (c) To authorize and make nondiscretionary or otherwise directed disbursements to Participants;

         (d) To maintain all necessary records for the administration of the Plan;

         (e) To interpret the provisions of the Plan and to make and publish such rules for the regulation of the Plan as are consistent with the terms hereof;

         (f) To prepare and implement a procedure to notify employees that they have been selected as eligible to participate in the Plan;

         (g) To assist any Participant regarding his rights, benefits, or elections available under the Plan.

3.2 Records and Reports. The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Employer, Participants and Beneficiaries.

3.3 Participant Statement. The Administrator shall provide each Participant each Plan Year a statement indicating that Participant's current and projected retirement benefit under the Plan.

3.4 Information from Employer. To enable the Administrator to perform his functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the compensation of all Participants, their retirement, death, disability, or termination of employment, and such other pertinent facts as the Administrator may require. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

3.5 Claims Procedure. Claims for benefits under the Plan may be filed with the Administrator on forms supplied by the Employer. Written or electronic notice of the disposition of a claim shall be furnished to the claimant within 90 days after the claim is filed. If additional time (up to 90 days) is required by the Administrator to process the claim, written notice shall be provided to the claimant within the initial 90 day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render a determination.

In the event the claim is denied in whole or in part, the notice shall set forth in language calculated to be understood by the claimant (i) the specific reason or reasons for the denial, (ii) specific reference to pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (iv) a description of the Plan's review procedures and the time limits applicable to such procedures, including a statement of the claimant's right, if any, to bring a civil action under section


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502(a) of the Employee Retirement Income Security Act of 1974, as amended
("ERISA"), following an adverse benefit determination on review.

3.6 Claims Review Procedure. Any Employee, former Employee, or Beneficiary who has been denied a benefit by a decision of the Administrator pursuant to Section
3.5 shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in
Section 3.5. The claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits. The Administrator shall then conduct a hearing within the next 60 days, at which the claimant shall have an opportunity to submit comments, documents, records and other information relating to the claim without regard to whether such information was submitted or considered in the initial benefit determination.

The Administrator shall make a final decision as to the allowance of the claim within 60 days of receipt of the appeal (unless there has been an extension due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant in writing within the 60 day period), and a decision shall be rendered as soon as possible but not later than 120 days after receipt of the request for review; provided, however, in the event the claimant fails to submit information necessary to make a benefit determination on review, such period shall be tolled from the date on which the extension notice is sent to the claimant until the date on which the claimant responds to the request for additional information. The decision on review shall be written or electronic and, in the case of an adverse determination, shall include specific reasons for the decision, in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based. The decision on review shall also include (i) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits, and (ii) a statement describing any voluntary appeal procedures offered by the Plan, and a statement of the claimant's right, if any, to bring an action under Section 502(a) of ERISA and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

Section 4 - Eligibility and Participation

4.1 Eligibility. The Board, in its sole discretion, shall select the Employees of the Bank who are eligible to become Participants.

4.2 Participation. The Board or its designee shall notify those Employees selected for participation of the benefits available under the Plan. An eligible Employee becomes a Participant in the Plan upon the execution and delivery by him or her and the Bank of a Plan Participation Agreement.

Section 5 - Retirement Benefit

5.1 Normal Retirement Benefit. If a Participant is employed by the Bank until his or her Normal Retirement Date and, if in the calendar year prior to retirement, such Participant furnishes a not less than sixty days written notice of the date of retirement, the Participant shall be entitled to receive as a normal retirement benefit annual payments equal to 100 percent (100%) of his or her High Recognized Compensation. This normal retirement benefit shall be payable in equal monthly installments commencing on the first day of the month following the Participant's actual retirement and continuing for the remainder of the Participant's life.

5.2 Early Retirement Benefit. If a Participant is employed by the Bank until his or her Early Retirement Date, and, if in the calendar year prior to the desired commencement of retirement, said Participant has submitted to the Board a written request to retire, which request has been approved by the Board, he or she shall be entitled to receive as an Early Retirement Benefit an amount (1) calculated as if Participant's Early Retirement Date was in fact Participant's Normal Retirement Date, (2) multiplied by a fraction, with the numerator being the actual Years of Service of Participant and the denominator being the Years of Service Participant would have had if he or she had retired at his or her Normal Retirement Date, and (3) actuarially reduced to reflect the Early Retirement Date. This Early Retirement Benefit shall be payable in equal monthly installments commencing on the first day of the month following the Participant's actual retirement and continuing for the remainder of the Participant's life.

5.3 Death After Commencement of Retirement Benefits. If a Participant should die after the commencement of retirement benefits but prior to the completion of one-hundred-twenty (120) monthly payments, such monthly payments shall be continued to the Participant's Beneficiary until the completion of a combined total of one hundred twenty (120) monthly payments.

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5.4 Alternate Form of Payment. The Bank may, in its sole and absolute discretion, approve a retiring Participant's request of an alternate form of payment of the benefit, in which case such payment(s) shall be in the amount of the Actuarial Equivalent of the benefit otherwise payable hereunder.

5.5 Forfeiture of Benefits. If a Participant terminates employment with the Bank prior to attaining his or her Normal Retirement Date, other than by reason of Early Retirement, death or Disability, such Participant shall not be entitled to any benefits under this Plan.

5.6 Withholding Taxes Employer shall deduct from any payment of benefits the amount of any federal, state or local income or employment taxes required to be withheld or paid with respect to the distribution. 5.7 Death While Employed After Normal Retirement Date. A Participant whose employment with the Bank continues after his or her Normal Retirement Date and who dies while so employed shall be deemed to have retired immediately prior to such Participant's death.

Section 6 - Pre-Retirement Survivor Benefit

6.1 Pre-Retirement Survivor Benefit. If a Participant dies while employed by the Bank prior to reaching his or her Normal Retirement Date, the Bank shall pay to the deceased Participant's Beneficiary, as a survivor benefit, an annual amount equal to (1) one hundred percent (100%) of the Participant's Recognized Compensation at date of death for one year, and (2) fifty percent (50%) of the Participant's Recognized Compensation at date of death for each of the following four (4) years. This Survivor Benefit shall be payable in monthly installments commencing on the first day of the month following the Participant's death.

Section 7 - Disability Benefit and Authorized Leave of Absence

7.1 Disability Benefit. Notwithstanding anything to the contrary herein, if a Participant's employment with the Bank is terminated prior to attaining his or her Normal Retirement Date as a result of the Participant's Disability, then, for purposes of this Plan, it shall be deemed that the Participant has remained in the employ of the Bank until the earliest to occur of: (a) the Participant's death; (b) the Participant's attaining his or her Normal Retirement Date; or (c) the cessation of the Participant's Disability and the failure of the Participant to return to active employment with the Bank within a reasonable time after recovery from the Disability. The employment of a Participant described in the preceding sentence also shall be deemed to continue in order to permit the Participant to elect early retirement pursuant to Section 5.2

7.2 Authorized Leave of Absence. A Participant's employment with the Bank shall not be deemed to have terminated for purposes of this Plan during any authorized leave of absence.

Section 8 - Bank-Owned Life Insurance ("BOLI")

8.1 Bank Owns All Rights. In the event that, in its discretion, the Bank purchases a life insurance policy or policies insuring the life of any Participant to allow the Bank to informally finance and/or recover, in whole or in part, the cost of providing the benefits hereunder, neither the Participant nor any Beneficiary shall have any rights whatsoever therein. The Bank shall be the sole owner and beneficiary of any such policy or policies and shall possess and may exercise all incidents of ownership therein, except in the event of the establishment of and transfer of said policy or policies to a trust by the Bank as described in Section 12 hereof.

8.2 Participant Cooperation. If the Bank decides to purchase a life insurance policy or policies on any Participant, the Bank will so notify such Participant. Such Participant shall consent to being insured for the benefit of the Bank and shall take whatever actions may be necessary to enable the Bank to timely apply for and acquire such life insurance and to fulfill the requirements of the insurance carrier relative to the issuance thereof as a condition of eligibility to participate in the Plan.

8.3 Participant Misrepresentation. If: (a) any Participant is required by this Plan to submit information to any insurance carrier; and (b) the Participant makes a material misrepresentation in any application for such insurance; and
(c) as a result of that material misrepresentation the insurance carrier is not required to pay all or any part of the proceeds provided under that insurance, then the Participant's (or the Participant's Beneficiary's) rights to any benefits under this Plan may be, at the sole discretion of the Board, reduced to the extent of any reduction of proceeds that is paid by the insurance carrier because of such material misrepresentation.

8.4 Suicide. Notwithstanding any other term or provision of the Plan or the SERP Agreement, if a Participant dies by reason of suicide and if the Bank's receipt of insurance proceeds is as a result reduced, then the Participant's (or the Participant's

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Beneficiary's) rights to any benefits under this Plan may be, at the sole discretion of the Board, reduced to the extent of any reduction of proceeds that is paid by the insurance carrier.

Section 9 - Administrator

9.1 Resignation. The Administrator may resign at any time by written notice to the Board, which shall be effective thirty (30) days after receipt of such notice unless the Administrator and the Board agree otherwise.

9.2 Removal. The Administrator may be removed by the Board on thirty (30) days notice or upon shorter notice accepted by the Administrator.

9.3 Appointment of Successor. If the Administrator resigns or is removed, a successor shall be appointed, in accordance with Section 9.4, by the effective date of resignation or removal under this Section 9. If no such appointment has been made, the Administrator may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Administrator in connection with the proceeding shall be allowed as administrative expenses of the Bank.

9.4 Successor Administrator. If the Administrator resigns or is removed in accordance with Section 9.1 or 9.2, the Board may appoint any third party as successor Administrator. The appointment shall be effective when accepted in writing by the new Administrator. The new Administrator shall have all of the rights and powers of the former Administrator.

Section 10 - The Administrator's Consultant

10.1 Consultant. The Bank agrees to the designation by the Administrator of ___________(hereinafter called "Advisor"),as the Administrator's Consultant (hereinafter called "the Administrator's Consultant") under this Plan. The Administrator shall have no responsibility for the performance of the duties of the Administrator's Consultant.

10.2 Independent Consultant. It is recognized that Advisor also acts as an independent consultant for the Administrator with respect to the Administrator's obligations under the Plan.

10.3 Resignation of Consultant. The Administrator's Consultant may resign at any time by delivery of written notice of resignation to the Administrator. The Administrator's Consultant may be removed by the Administrator at any time by delivery of written notice of such removal to the Administrator's Consultant. Any such resignation or removal shall take effect as of a future date specified in the notice, which date shall not be earlier than sixty (60) days after such notice is delivered, or such earlier date as may be agreed to by the Administrator's Consultant and the Administrator. As soon as practicable after the Administrator's Consultant has resigned or has been removed hereunder, it shall deliver to the successor Administrator's Consultant all reports, records, documents, and other written information in its possession regarding the Plan, the Participants and Beneficiaries, and thereupon shall be paid all unpaid fees, compensation and reimbursements to which it is entitled under this Agreement and shall be relieved of all responsibilities and duties under this Agreement.

10.4 Records to be Maintained. The Administrator's Consultant shall maintain or cause to be maintained all of the records contemplated by the current actuarial agreement between the Administrator and the Administrator's Consultant. The Administrator's Consultant shall also perform such other duties and responsibilities under this Plan Agreement as agreed in writing between the Administrator's Consultant and the Administrator.

10.5 Furnishing of Information. The Administrator shall furnish to the Administrator's Consultant all the information necessary to determine the benefits payable to or with respect to each Participant and Beneficiary, and the name, address and Social Security number of each Participant and Beneficiary. The Administrator shall regularly, at least annually, or promptly at the request of the Administrator's Consultant, furnish to the Administrator's Consultant revised and updated information, including copies of any amendments or supplements to the Plan or the Administrator's obligations. Based on the foregoing information, the Administrator's Consultant shall prepare annual statements for each Participant and Beneficiary and shall furnish a copy of same to the Administrator. In the event the Administrator refuses or neglects to provide updated information, as contemplated herein, the Administrator's Consultant shall be entitled to rely upon the most recent information furnished to it by the Administrator. The Administrator's Consultant has no responsibility to verify information provided to it by the Administrator.

10.6 Annual Valuation. The Administrator's Consultant shall assist the Administrator in providing all required Plan information to the Bank. The Administrator's Consultant shall also perform an annual actuarial valuation of the obligations under the Plan and the funding requirements therefore, based solely on the most recent information furnished to it by the Administrator.

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Section 11- Amendment

11.1 Amendment. The Employer shall have the right at any time to amend or terminate this Plan. However, no amendment shall be effective so as to reduce the amount of any Participant's Accrued Benefit, or to delay the payment of any amount to a Participant beyond the time that such amount would be payable without regard to such amendment.

11.2 Cessation of Accrual of Benefits. The Bank shall have the right at any time to notify the Participants that benefits will no longer accrue under the Plan. Upon any such notice, retirement benefits payable to a Participant at Normal Retirement Date shall be based on the Participant's Accrued Benefit at the date of the notice referred to in the preceding sentence.

Section 12 -Miscellaneous

12.1 Nonalienation of Benefits. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right or benefit under this Plan or any SERP Agreement shall be void. No such right or benefit shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled thereto. If a Participant or any Beneficiary hereunder shall become bankrupt, or attempt to anticipate, alienate, sell assign, pledge, encumber, or charge any right hereunder, then such right or benefit shall, in the discretion of the Board, cease and terminate, and in such event, the Board may hold or apply the same or any part thereof for the benefit of the Participant or his or her Beneficiary, spouse, children, or other dependents, or any of them in such manner and in such amounts and proportions as the Board may deem proper.

12.2 Unsecured Liability. The obligation of the Bank to make payments hereunder to a Participant shall constitute an unsecured liability of the Bank. Such payments shall be made from the general funds of the Bank and the Bank shall not be required to establish or maintain any special or separate fund, to purchase or acquire life insurance on a Participant's life, or otherwise to segregate assets to assure that such payments shall be made. Neither a Participant nor any other person shall have any interest in any particular asset of the Bank by reason of its obligations hereunder and the right of any of them to receive payments under this Plan shall be no greater than the right of any other unsecured general creditor of the Bank. Nothing contained in the Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Bank and a Participant or any other person.

12.3 No Contract of Employment This Plan shall not be deemed to constitute a contract between the Bank and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge may have upon him or her as a Participant of this Plan.

12.4 Designation of Beneficiary. Each Participant shall file with the Bank a notice in writing, in a form acceptable to the Board, designating one or more Beneficiaries to whom payments becoming due by reason of or after his or her death shall be made. Participants shall have the right to change the Beneficiary or Beneficiaries so designated from time to time; provided, however, that no such change shall become effective until received in writing and acknowledged by the Bank.

12.5 Payment to Incompetents. The Bank shall make the payments provided herein directly to the Participant or Beneficiary entitled thereto or, if such Participant or Beneficiary has been determined by a court of competent jurisdiction to be mentally or physically incompetent, then payment shall be made to the duly appointed guardian, committee or other authorized representative of such Participant or Beneficiary. The Bank shall have the right to make payment directly to a Participant or Beneficiary until it has received actual notice of the physical or mental incapacity of such Participant or Beneficiary and actual notice of the appointment of a duly authorized representative of his or her estate. Any payment to or for the benefit of a Participant or Beneficiary shall be a complete discharge of all liability of the Bank therefore.

12.6 Interpretation. The interpretation and construction of the Plan by the Administrator, and any action taken hereunder, shall be binding and conclusive upon all parties in interest. The Administrator shall not be liable to any person for any action taken or omitted to be taken in connection with the interpretation, construction or administration of the Plan, so long as such action or omission be made in good faith.

12.7 Authority to Appoint a Committee. The Board, within its discretion, shall have the authority to appoint a committee of not less than three (3) of its members, which shall have authority over the Plan in lieu of the entire Board.

12.8 Authority to Establish a Trust. The Board shall have the right at any time to establish a trust to which the Bank may transfer from time to time certain assets to be used by said trustee(s) to satisfy some or all of the Bank's obligations and liabilities under the Plan. All assets held by such trust shall be subject to the claims of the Bank's creditors in the event of the Bank's Insolvency (as defined herein). The Bank shall be considered "Insolvent" for purposes of said trust if: (a) the Bank is unable to

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pay its debts as they become due; or (b) the Bank is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

12.9 Prepayment. The Board may, in its sole and absolute discretion, prepay all or any part of the monthly installments remaining to be paid to a Participant or Beneficiary under this Plan. The amount of such prepayment shall equal the Actuarial Equivalent of the remaining monthly installments being prepaid, as determined by the Board in its discretion, and receipt thereof by the Participant or Beneficiary shall be in full satisfaction of all remaining obligations of the Bank under the Plan and applicable Plan Participation Agreement.

12.10 Binding Effect. Obligations incurred by the Bank pursuant to this Plan shall be binding upon and inure to the benefit of the Bank, its successors and assigns, and the Participant, his or her Beneficiaries, personal representatives, heirs, and legatees.

12.11 Entire Plan. This document and any amendments hereto contain all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.

12.12 Merger, Consolidation or Acquisition. In the event of a merger or consolidation of the Bank with another corporation or entity, or the sale or lease of all or substantially all of the Bank's assets to another corporation or entity, or the acquiring by another corporation or entity of a right to elect at least thirty percent (30%) of the Board, then and in such event the obligations and responsibilities of the Bank under this Plan shall be assumed by any such successor or acquiring corporation or entity, and all of the rights, privileges and benefits of the Participants hereunder shall continue.

Section 13 - Construction

13.1 Construction of this Plan This Plan shall be construed and enforced according to the laws of the State of Maryland, other than its laws respecting choice of law.

13.2 Gender and Number. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular shall include the plural, unless the context clearly indicates to the contrary.

13.3 Headings. All headings used in this Plan are for convenience of reference only and are not part of the substance of this Plan.

13.4 Enforceability. If any term or condition of this Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, and such term or condition except to such extent or in such application, shall not be affected thereby, and each and every term and condition of the Plan shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

13.5 Uniformity All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any summaries or other descriptions of this Plan, the Plan provisions shall control.

IN WITNESS WHEREOF, this Plan, having been duly approved and adopted by the Board of Directors of the Bank, is executed by the duly authorized officers of the Bank as of the Effective Date.

                                           Cecil Federal Bank

                                           By:_________________________________
                                              Name and Title

Attest:

----------------------------------
Secretary


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                                    Exhibit A

                               Cecil Federal Bank

                 Supplemental Executive Retirement Plan ("SERP")

                      Form of Plan Participation Agreement

THIS AGREEMENT, made the __________ day of ___________________, 2003, by and between Cecil Federal Bank, a federally chartered bank, and other affiliated or associated business entities (collectively referred to as "the Bank"), and __________________, a key management employee of the Bank (the "Participant").

                                    RECITALS
                                    --------

The Board of Directors of the Bank has adopted the Cecil Federal Bank Supplemental Executive Retirement Plan (the "Plan") and has selected the Participant for participation in the Plan. This Plan Participation Agreement is entered into to evidence the Participant's participation in the Plan and to set forth the basis for determining the amount of his or her benefit under the Plan.

NOW, THEREFORE, the Bank and the Participant hereby agree as follows:

1. Incorporation of the Plan. The Plan (and all its provisions), as it now exists and as it may be amended hereafter, is incorporated herein and made a part of this Agreement.

2. Definitions. When used herein, terms that are defined in the Plan shall have the meanings given them in the Plan unless a different meaning is clearly required by the context.

3. No Interest Created. Neither the Participant nor his or her Beneficiary or other persons claiming under him or her shall have any interest in any assets of the Bank, including policies of insurance, conferred by the Participant's participation in the Plan. The Participant and his or her Beneficiary shall have only the right to receive benefits under and subject to the terms and provisions of the Plan and this Plan Participation Agreement.

4. Retirement Benefit. If the Participant is employed by the Bank until his or her Normal Retirement Date, upon his or her retirement the Participant shall be entitled to receive an annual retirement benefit equal to one hundred percent (100%) of his or her High Recognized Compensation. This annual retirement benefit shall be payable in monthly installments commencing on the first day of the month following the Participant's actual retirement and continuing for the remainder of Participant's life.

5. Early Retirement Benefit If the Participant is employed by the Bank until his or her Early Retirement Date, and, if in the calendar year prior to the desired commencement of retirement, Participant has submitted to the Board a written request to retire, which request has been approved by the Board, he or she shall be entitled to receive an annual Early Retirement Benefit (1) calculated as if Participant's Early Retirement Date was in fact Participant's Normal Retirement Date, (2) multiplied by a fraction, with the numerator being the actual Years of Service of Participant and the denominator being the Years of Service Participant would have had if he or she had retired at his or her Normal Retirement Date, and (3) actuarially reduced to reflect the Early Retirement Date. This Early Retirement Benefit will be payable in equal monthly installments commencing on the first day of the month following Participant's actual retirement and continuing for the remainder of Participant's life.

6. Death after Commencement of Retirement Benefits. If Participant should die after the commencement of retirement benefits but prior to the completion of one-hundred-twenty (120) monthly payments, such monthly payments shall be continued to the Participant's Beneficiary until the completion of a combined total of one hundred twenty (120) monthly payments.

7. Forfeiture of Benefits. If a Participant terminates employment with the Bank prior to attaining his or her Normal Retirement Date, other than by reason of Early Retirement, death or Disability, such Participant shall not be entitled to any benefits under this Plan.

8. Pre-Retirement Survivor Benefit. If Participant dies while employed by the Bank, the Bank will pay to the deceased Participant's Beneficiary, as a survivor benefit, an annual amount equal to (1) one hundred percent (100%) of the Participant's annual Recognized Compensation at date of death for one year, and
(2) fifty percent (50%) of the Participant's Recognized Compensation at date of death for each of the following four (4) years. This Survivor Benefit shall be payable in monthly installments commencing on the first day of the month following the Participant's death.

9. Participant Cooperation. If the Bank decides to purchase a life insurance policy or policies on Participant, the Bank will so notify the Participant. Participant shall consent to being insured for the benefit of the Bank and shall take whatever actions may be necessary to enable the Bank to timely apply for and acquire such life insurance and to fulfill the requirements of the insurance carrier relative to the issuance thereof as a condition of eligibility to participate in the Plan.

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

10. Participant Misrepresentation. If: (a) Participant is required by this Plan to submit information to any insurance carrier; and (b) Participant makes a material misrepresentation in any application for such insurance; and (c) as a result of that material misrepresentation the insurance carrier is not required to pay all or any part of the proceeds provided under that insurance, then Participant's (or the Participant's Beneficiary's) rights to any benefits under this Plan may be, at the sole discretion of the Board, reduced to the extent of any reduction of proceeds that is paid by the insurance carrier because of such material misrepresentation.

11. Suicide. Notwithstanding any other term or provision of the Plan or this Agreement, if Participant dies by reason of suicide and if the Bank's receipt of insurance proceeds is as a result reduced, then the Participant's (or the Participant's Beneficiary's) rights to any benefits under this Plan may be, at the sole discretion of the Board, reduced to the extent of any reduction of proceeds that is paid by the insurance carrier.

12. Participant Acknowledgment Participant acknowledges that he or she is aware of and familiar with the forfeiture restrictions in the Plan, that he or she has read and understood the Plan and Plan Participation Agreement, that he or she has had an opportunity to have the documents reviewed by legal counsel and that the Plan Participation Agreement will constitute a legal, valid and binding agreement of Participant.

13. Entire Agreement. The Plan and this Plan Participation Agreement contain the entire agreement and understanding of the Bank and the Participant with respect to supplemental retirement benefits and supersede and replace all prior agreements and understandings between the parties, written or oral, with respect thereto.

IN WITNESS WHEREOF, the parties have executed this Plan Participation Agreement in duplicate originals on the day and year first above written.

                                                   Cecil Federal Bank

                                                   By:__________________________
                                                   Name and Title

                                                   (Participant)

                                                   -----------------------------
                                                   Signed


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